UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2026

Blaize Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41139	86-2708752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4659 Golden Foothill Parkway, Suite 206
El Dorado Hills, California		95762
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (916) 347-0050

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BZAI	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BZAIW	The Nasdaq Stock Market
Series A Junior Participating Preferred Stock, par value $0.0001 per share		The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

On July 7, 2026, Blaize, Inc. (“Blaize”), a wholly owned subsidiary of Blaize Holdings, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Bess Ventures and Advisory LLC (“Bess Ventures”), an entity whose owner-manager is Lane M. Bess, chair of the Company’s Board of Directors (the “Board”), to resolve certain disagreements between the parties relating to a letter agreement dated February 15, 2024 and matters arising thereunder.

Pursuant to the Settlement Agreement, the Company agreed to issue 2,000,000 shares of the Company’s common stock (“Common Stock”), par value $0.0001 per share (the “Settlement Shares”), to Bess Ventures in consideration for the mutual covenants and releases set forth therein. The Settlement Agreement contains mutual releases by each party of the other with respect to claims arising out of or related to the disagreements described above, as well as customary confidentiality provisions.

Mr. Bess’s interest in the Settlement Agreement as the owner-manager of Bess Ventures was disclosed to, and considered by, the Board. After review and consideration of the material facts, the Board, including all of the disinterested members of the Board, approved Blaize’s entry into the Settlement Agreement and the issuance of the Settlement Shares.
The foregoing summary of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. In connection with the Settlement Agreement, the Company issued 2,000,000 shares of Common Stock to Bess Ventures.

The issuance of the foregoing securities was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder. Bess Ventures represented to Blaize that it is an “accredited investor” as defined in Rule 501(a) of Regulation D. No general solicitation or advertising was used in connection with the offering. No underwriters were engaged, and no commissions or other remuneration were paid in connection with the issuance of the foregoing securities. The securities are subject to restrictions on transfer under applicable federal and state securities laws.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement, by and between Bess Ventures and Advisory LLC and Blaize Inc., dated July 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2026	Blaize Holdings, Inc.

By: /s/ Kim Evans
Kim Evans
General Counsel